Exhibit 5.1

May 8, 2008

General Moly, Inc.
1726 Cole Blvd., Suite 115
Lakewood, Colorado 80401

Ladies and Gentlemen:

We have acted as counsel to General Moly, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on the date hereof relating to up to $500,000,000 amount of (i) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), (ii) one or more series of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), (iii) one or more series of debt securities of the Company (the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), and (v) units comprised of one or more of Common Stock, Preferred Stock, Warrants and Debt Securities (the “Units” and, collectively with the Common Stock, Preferred Stock, Debt Securities and Warrants, the “Securities”).

In rendering the opinions set forth below, we have examined (a) the Registration Statement, (b) the Certificate of Incorporation and Bylaws of the Company (together, the “Charter Documents”), (c) the form of indenture filed as Exhibit 4.3 to the Registration Statement pursuant to which senior Debt Securities may be issued, (d) the form of indenture filed as Exhibit 4.4 to the Registration Statement pursuant to which subordinated Debt Securities may be issued (the Indentures referred to in (c) and (d) above are referred to together as the “Indentures”), and (e) resolutions adopted by the Board of Directors of the Company. We have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials. We have not independently established any of the facts so relied on.

For purposes of this opinion letter, we have assumed that (a)(i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company) on each such document are genuine; (b) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded, (c) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (d) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (f) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, (g) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized and unissued under the Company’s Certificate of Incorporation and not otherwise reserved for issuance, (h) at the time of issuance of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance, (i) at the time of issuance of the Securities, the Charter Documents are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof, (j) the applicable Indenture, the Debt Securities and any Warrant Agreement (defined below) or Unit Agreement (defined below) (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto (other than the Company) and constitute legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms, and (k) that the terms, execution and delivery of the Securities (i) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.

The opinions expressed in this opinion letter are limited to the law of the State of New York and the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws. We are not opining on, and we assume no responsibility for, the applicability for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; (iii) or the laws of any county.

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that:

(1) With respect to shares of Common Stock, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof and related matters, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company or (ii) upon conversion, exchange, redemption or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than the par value thereof), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

(2) With respect to shares of Preferred Stock, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock which has been properly filed with the Secretary of State of Delaware, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company or (ii) upon conversion, exchange, redemption or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than the par value thereof), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

(3) With respect to Debt Securities, when (a) the applicable Indenture has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (b) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the specific terms and the issuance and sale of any particular Debt Security have been duly established in accordance with the applicable Indenture and authorized by all necessary action of the Company, and (d) any such Debt Security has been duly executed, issued, authenticated (if required) and delivered by or on behalf of the Company as contemplated by the Registration Statement and/or the applicable prospectus supplement either (i) against payment therefor in accordance with the provisions of the applicable Indenture and any other agreement or instrument binding upon the Company and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement or (ii) upon conversion, exchange, redemption or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally, and to general principles of equity (whether applied by a court of law or equity).

(4) With respect to Warrants, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) a warrant agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law (a “Warrant Agreement”), and (c) the Warrants have been duly executed, authenticated and delivered against payment therefor in accordance with the provisions of the Warrant Agreement and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally, and to general principles of equity (whether applied by a court of law or equity).

(5) With respect to Units, assuming that (a) any Debt Securities that form a part of such Units are validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, as contemplated in numbered paragraph 3 above, (b) any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their respective terms, as contemplated in numbered paragraph 4 above, and (c) any shares of Common Stock or Preferred Stock that form a part of such Units are validly issued, fully paid and nonassessable, as contemplated in numbered paragraphs 1 and 2 above, respectively, when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units (including the securities which comprise such Units), the terms of the offering thereof and related matters, (ii) any applicable unit agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law (a “Unit Agreement”), and (iii) the Units or certificates representing the Units, as the case may be, have been delivered against payment therefor in accordance with the provision of any applicable Unit Agreement or purchase or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally, and to general principles of equity (whether applied by a court of law or equity).

We express no opinions regarding (i) the validity or enforceability of any provisions that purport to waive or not give effect to rights or notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws, (iii) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (iv) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (v) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (vi) any provision permitting, upon acceleration of the Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (vii) any provision to the extent it requires that a claim with respect to the Debt Securities (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (viii) provisions for exclusivity, election or cumulation of rights or remedies, (ix) provisions authorizing or validating conclusive or discretionary determinations, (x) grants of setoff rights, and (xi) the severability, if invalid, of provisions to the foregoing effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption “Legal Matters”. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder. We assume no obligation to update or supplement any of the opinions set forth herein to reflect any changes of law or fact that may occur.

Yours truly,

/s/ KIRKPATRICK & LOCKHART PRESTON GATES ELLIS LLP